SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              SHOCHET HOLDING CORP.
                              ---------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                               59-2651232
-------------------------------------------  -----------------------------------
  (State of incorporation or organization)  (I.R.S. employer identification no.)

2351 East Hallandale Beach Boulevard
         Hallandale, Florida                                  33998
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(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Common Stock, par value $0.0001


         The Boston Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  None

                                ---------------
                                (Title of Class)

ITEM 1.           Description of Registrant's Securities to be Registered.

                  The information called for by this Item 1 is incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-92307) as filed with the Commission on December 8, 1999, as amended.

ITEM 2.           Exhibits.
                    1.1    Form of Underwriting Agreement**

                    2.1    Certificate of Incorporation of Shochet Holding Corp.*

                    3.2    Certificate of Amendment of Shochet Holding Corp.*

                    3.3    Bylaws of Shochet Holding Corp.*

                    3.4    Amendment No. 1 to Bylaws of Shochet Holding Corp.**

                    4.1    Specimen Common Stock Certificate**

                    4.2    Underwriter's Purchase Option**

                    5.1    Opinion of Atlas Pearlman, P.A.**

                   10.1    1999 Performance Equity Plan*

                   10.2    Employment Agreement between Shochet Holding Corp. and Roger
                           Gladstone**

                   10.3    Employment Agreement between Shochet Holding Corp. and David
                           Greenberg**

                   10.4    Employment Agreement between Shochet Holding Corp. and Howard
                           Landers**

                   10.5    Intercompany Services Agreement between Research Partners International,
                           Inc. and Shochet Holding Corp.**

                   10.6    Clearing Agreement between Shochet Securities, Inc. and Schroder & Co.,
                           Inc.**

                   21.1    Subsidiaries of Shochet Holding Corp.*

                   23.1    Consent of KPMG LLP**

                                       2


                  23.2     Consent of Atlas, Pearlman, Trop & Borkson, P.A. (Contained in
                           Exhibit 5.1)**

----------
         * Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-81829) as filed with the Securities and Exchange Commission on December 8, 1999.
         ** Filed as an exhibit to the Registrant's Amendment #1 Registration Statement on Form SB-2 (File No. 333-81829) as filed with the Securities and Exchange Commission on February 23, 2000.


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

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     SHOCHET HOLDING CORP.
                                     (Registrant)


Date:    March 14, 2000              By:  /s/ Roger N. Gladstone
                                     ---------------------------
                                     Roger N. Gladstone, Chief Executive Officer


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